Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the inclusion in this Registration Statement on Form S-1/A-4 of Sensei Harbor Corp. (the “Company”) of our report dated July 27, 2026 relating to the financial statements of the Company for the year ended May 31, 2026 and for the period from March 3, 2025 (Inception) to May 31, 2025 included in this Registration Statement.

We also consent to the reference to the Firm under the heading “Experts” in such Registration Statement.

Valley Stream, New York

August 18, 2026